SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): June 20, 2006
SOMERA COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-27843 (Commission File Number)	77-0521878 (I.R.S. Employer Identification No.)

301 S. Northpoint Drive, Coppell, Texas (Address of principal executive offices)	75019 (Zip Code)
Registrant’s telephone number, including area code: (972) 304-5660
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant.

Item 4.01. Changes in Registrant’s Certifying Accountant.
(b)     Effective June 20, 2006, the Audit Committee of the Board of Directors of Somera Communications, Inc. (the “Company”) engaged Weaver and Tidwell, L.L.P. (“Weaver and Tidwell”) as the independent public accountants for the Company.
     During the two most recent fiscal years and through the date of this Current Report on Form 8-K, neither the Company nor anyone on the Company’s behalf consulted Weaver and Tidwell regarding either:
(i)    the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on our consolidated financial statements, and neither a written report was provided to the Company nor was oral advice provided that Weaver and Tidwell concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing, or financial reporting issue; or
(ii)     any matter that was either the subject of a disagreement as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions thereto or a reportable event as that term is described in Item 304(a)(1)(v) of Regulation S-K.

Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SOMERA COMMUNICATIONS, INC.
By:	/s/ David W. Heard
David W. Heard
President and Chief Executive Officer

Date: June 26, 2006

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